EXHIBIT 10.11
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                                    AGREEMENT

Pfizer Inc, with an address at 235 East 42nd Street, New York, NY 10017 and its Affiliates ("Pfizer"), and Bentley Pharmaceuticals, Inc., with an address at 65 Lafayette Road, Third Floor, North Hampton, NH 03862-2403, and its Affiliates ("BENTLEY"), enter into this Agreement for the feasibility of developing formulations for delivering Pfizer compounds, as set forth in the protocol(s) ("Protocol") attached as Exhibit A, and in the purchase orders ("Purchase Orders") attached to and made a part of this Agreement from time to time on the following terms and conditions:

1. SCOPE OF WORK: BENTLEY will exercise reasonable commercial efforts to perform the work described in the Protocol and the related Purchase Orders at the price agreed upon by both parties and set forth in the Protocol and Purchase Orders.

2. DEFINITIONS: When used in this Agreement, the following terms will have the meanings set forth below:

       2.1. "Affiliates" means any corporation, firm, partnership or other entity, which directly or indirectly controls, is controlled by, or is under common control with either of the parties.

       2.2. "BENTLEY Confidential Information" means all information about any element of the BENTLEY Technology which is disclosed by BENTLEY to Pfizer and designated "Confidential" in writing by BENTLEY at the time of disclosure to Pfizer to the extent that such information as of the date of disclosure to Pfizer is not (i) known to Pfizer as of the date of disclosure to Pfizer as shown by its prior written records, other than by virtue of a prior confidential disclosure to Pfizer by BENTLEY; or (ii) then or thereafter disclosed in published literature, or otherwise generally known to the public through no fault or omission of Pfizer; or (iii) obtained from a third party free from any obligation of confidentiality to BENTLEY.

       2.3.   "BENTLEY   Technology"   means  all   technology   and   technical
              information, whether patented or not, that is:

              (a) developed by employees of or consultants to BENTLEY alone or jointly with third parties prior to the Effective Date or since that date in the course of activities not described in the Protocol or Purchase Orders; or

              (b)    developed   by  employees  of  BENTLEY  in  the  course  of
                     activities described in the Protocol and Purchase Orders that do not pertain to the Compounds; or
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              (c)    acquired by purchase,  license,  assignment  or other means from third parties by BENTLEY.

       2.4. "BENTLEY Patent Rights" means all patentable inventions derived from the BENTLEY Technology, but not the Pfizer Technology, including all applications for letters patent, whether domestic or foreign, claiming such patentable inventions, including all continuations, continuations-in-part, divisions, renewals and patents of addition thereof, all letters patent granted thereon, and all reissues, re-examination certificates and extensions thereof.

       2.5.   "Compounds"   means  any   Pfizer   compound,   its   derivatives,
              metabolites,  and  intermediates,   including  those  that  Pfizer
              provides to BENTLEY pursuant to the Protocol. See 5.1(c)

       2.6.   "Effective Date" means October 29, 2001.

       2.7. "Pfizer Confidential Information" means all information about any element of Pfizer Technology which is disclosed by Pfizer to BENTLEY and designated "Confidential" in writing by Pfizer at the time of disclosure to BENTLEY to the extent that such information is not (i) known to BENTLEY as of the date of disclosure to BENTLEY as shown by its prior written records, other than by virtue of a prior confidential disclosure to BENTLEY by Pfizer; or
              (ii) then or thereafter disclosed in published literature, or otherwise generally known to the public through no fault or omission of BENTLEY; or (iii) obtained from a third party free from any obligation of confidentiality to Pfizer.

       2.8. "Pfizer Technology" means technology and technical information that is or was developed by employees of or consultants to Pfizer alone or jointly with third parties prior to the Effective Date. Pfizer Technology includes but is not limited to information relating to Compounds. Pfizer Technology does not include technology made with Bentley Technology prior to the Effective Date.

       2.9. "Pfizer Patent Rights" means all patentable inventions derived from the Pfizer Technology or the Program Technology, but not the BENTLEY Technology, including all applications for letters patent, whether domestic or foreign, claiming such patentable inventions, including all continuations, continuations-in-part, divisions, renewals and patents of addition thereof, all letters patent granted thereon, and all reissues, re-examination certificates and extensions thereof.

       2.10.  "Program Technology" means technology:

              (a) developed by employees of or consultants to Pfizer or BENTLEY solely or jointly with each other during the Term of this Agreement in connection with the work pursuant to the Protocol or Purchase Orders; or

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              (b)    acquired by purchase,  license,  assignment  or other means from third parties by BENTLEY or Pfizer during the Term of this Agreement for use in the performance of the work pursuant to the Protocol or Purchase Orders.

3. TERM: The term of this Agreement will begin on the Effective Date and continue to the later of (a) the first anniversary of the Effective Date and (b) the completion of the work described in the Protocol or Purchase Orders.

4. PAYMENT: For work done pursuant to any Protocol or Purchase Order, Bentley shall submit to Pfizer an invoice listing relevant Purchase Order number and Pfizer shall pay BENTLEY the sum set forth in such invoice or dispute the invoice in writing to Bentley within thirty (30) days following receipt of such invoice.

5.     JOINT WORKING COMMITTEE.

       5.1. Purpose. Pfizer and BENTLEY shall establish a joint working committee (the "JWC"):

              (a)    to review and evaluate progress of work under the Protocol;

              (b) to coordinate and monitor the exchange of information and materials that relate to the Protocol;

              (c) to accept or reject Compounds prior to their inclusion in a Protocol.

              (d) to review and approve any revision to the Protocol or any Purchase Order issued pursuant to the Agreement.

       5.2. Membership. Each of Pfizer and BENTLEY each shall appoint, in their respective sole discretion, three members to the JWC. Substitutes may be appointed at any time.


              The members initially shall be:


              Pfizer Appointees:

              Keith  Horspool,   Assistant  Director  Drug  Delivery  Technology
              Assessment (Pfizer Co-Chair)

              Fredrick L. Naids, Pharmaceutical Sciences Portfolio Head

              Hiep Huatan, Principal Scientist

              Snezana Milojevic, Principal Scientist


              BENTLEY Appointees:

              Robert J. Gyurik, Vice President, Pharmaceutical Research (Bentley Co-Chair)

              James R. Murphy, Chief Executive Officer

              Robert M. Stote, MD., Chief Science Officer and Medical Director

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              Paul Fitzgibbons,  Project Management  Director (may act from time to time as a substitute member)

       5.3. Chair. The JWC shall be chaired by two co-chairpersons, one appointed by Pfizer and the other appointed by BENTLEY.

       5.4. Meetings. The JWC shall meet at least quarterly, at places and on dates selected by each party in turn. Representatives of Pfizer or BENTLEY or both, in addition to members of the JWC, may attend such meetings at the invitation of either party.

       5.5. Minutes. The JWC shall keep accurate minutes of its deliberations, which record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to all Research Committee members within five (5) business days after each meeting. The party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the co-chairpersons and shall be issued in final form only with their approval and agreement.

       5.6.   Decisions. All decisions of the JWC shall be made by consensus.

       5.7. Expenses. Pfizer and BENTLEY shall each bear all expenses of their respective members related to their participation on the JWC.

6.     TREATMENT OF CONFIDENTIAL INFORMATION.

       6.1.   Confidentiality.

              (a) Pfizer and BENTLEY each recognize that the other's Confidential Information constitutes highly valuable, confidential information. Subject to the obligations set forth hereunder and the publication rights set forth in
                     Section 6.2, Pfizer and BENTLEY each agree that during the term of this Agreement and for seven (7) years thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all BENTLEY Confidential Information or Pfizer Confidential Information, as the case may be, that is disclosed to it, or to any of its Affiliates pursuant to this Agreement. Neither Pfizer nor BENTLEY nor any of their respective Affiliates shall use such Confidential Information of the other party except as expressly permitted in this Agreement.

              (b) Pfizer and BENTLEY each agree that any disclosure of the other's Confidential Information to any officer, employee or agent of the other party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its rights and obligations under this Agreement and shall be limited to the maximum extent possible consistent with such responsibilities. Pfizer and BENTLEY each agree not to disclose the other's Confidential Information to any
                     third  parties  under  any  circumstance   without
                     written permission from the other party except to the extent necessary to exercise its rights pursuant to this
                     Agreement or to comply with applicable law. Each party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information. Each party will return all the Confidential Information disclosed to the other party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request upon the termination of this Agreement except for one (1) copy which may be kept for archival purposes.

              (c) BENTLEY and Pfizer each represent that all of its employees, and any consultants to such party, participating in the Research Program who shall have access to Pfizer Technology, BENTLEY Technology or Joint Technology and Pfizer Confidential Information and BENTLEY Confidential Information are bound by agreement to maintain such Confidential Information in confidence.

       6.2. Publication. Either party may submit for publication or present results obtained in the course of the work performed pursuant to this Agreement following scientific review by the JWC and subsequent approval by the management of both BENTLEY and Pfizer, which approval shall not be unreasonably withheld. After both such managements receive the proposed publication, they shall give written approval or disapproval within thirty (30) days for a manuscript and within fourteen (14) days for any other proposed presentation.

       6.3. Publicity. Except as required by law (including disclosure required by applicable federal securities regulations), neither party may disclose the terms of this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that, upon agreement of the parties, the parties will issue a press release with respect to its contents; and, further provided, that copies of this Agreement may be disclosed in confidence by BENTLEY to prospective investors, banks and other sources of financing and as required by law.

7.     INTELLECTUAL PROPERTY:

       7.1. Pfizer will own all Pfizer Technology , Pfizer Patent Rights, and Program Technology.

       7.2.   BENTLEY will own all BENTLEY Technology and Bentley Patent Rights.

       7.3.   Grants of Research and Post-Agreement Licenses.

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              (a)    Pfizer hereby  grants  BENTLEY a  nonexclusive,  worldwide, royalty-free license or sublicense, as the case may be, including the right to grant sublicenses to Affiliates, to
                     make  and  use  Pfizer  Confidential  Information,   Pfizer
                     Technology, Compounds, and Pfizer Patent Rights during the term of this Agreement solely for the performance of the work described in the Protocol or Purchase Orders.

              (b) BENTLEY hereby grants Pfizer a non-exclusive license with the right to grant sublicenses to Affiliates, to make and use all BENTLEY Confidential Information, BENTLEY Technology and BENTLEY Patent Rights solely for research purposes, including the performance of the work described in the Protocol or Purchase Orders. Such license shall not permit Pfizer to sell, or make for sale any products or processes.

       7.4. Pfizer shall not commercialize the Program Technology until BENTLEY and Pfizer have executed a separate license agreement to manufacture, use, sell, offer for sale and import BENTLEY Technology and/or BENTLEY Patent Rights that are part of the Program Technology.

8. COMPOUNDS: BENTLEY shall use Compounds only to perform the work described in the Protocol and Purchase Orders under the terms and conditions of this Agreement, shall keep confidential the results of such work with respect to such Compounds, and shall return to Pfizer or destroy any portions of such Compounds remaining at the conclusion of the work.

9. REPORTS: At the conclusion of the work described in the Agreement, Protocol and Purchase Orders, each party will provide a comprehensive summary report to the other including Franz cell data and plans for any additional work by Pfizer with Bentley Technology.

10. NOTICES: Any notices permitted or required pursuant to this Agreement shall be deemed effective if made in writing and sent, postage prepaid, return receipt requested, or by overnight delivery as follows:


       IF TO PFIZER:               Pfizer Inc
                                   Pfizer Global Research & Development
                                   Eastern Point Road
                                   Groton, CT 06340
                                   Attn:    Exec. VP, Research
                                   cc:      Assistant General Council-Research

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             Progress Reports should be sent to:

                                   Dr. Keith Horspool
                                   Pfizer Global Research & Development
                                   Eastern Point Road
                                   Groton, CT 06340
                                   cc: Dr. Fredrick L. Naids

             Invoices should be sent to:

                                   Pfizer Inc
                                   North American Shared Services
                                   P.O. Box 34600
                                   Bartlett, TN 38184-0600

         IF TO BENTLEY:            Bentley Pharmaceuticals, Inc.
                                   65 Lafayette Road, Third Floor
                                   North Hampton, NH 03862-2403
                                   Attn: General Counsel
                                   cc: President

11.    INDEMNIFICATION:   Pfizer  shall  defend,  indemnify  and  hold  harmless
       BENTLEY, its employees, directors, trustees and officers, from and against any and all liability which it may incur by reason of Pfizer's use of the Compounds. BENTLEY shall indemnify Pfizer, its employees, consultants, directors and officers for any claims for injuries to persons or damages, which occur on BENTLEY's premises or premises under the exclusive control of BENTLEY.

12. ENTIRE AGREEMENT: This Agreement, Protocols, Purchase Orders and Invoices issued by either party pursuant to it, sets forth the entire agreement between Pfizer and BENTLEY as to its subject matter. None of the terms of this agreement shall be amended except in writing signed by both parties.

13. BREACH: If either party breaches this agreement, the other may terminate it if the breaching party does not cure the breach within thirty (30) days of written notice of the same. The right of termination shall be an addition to any other rights the terminating party may have, at law or equity, pursuant to this Agreement.

14. TERMINATION: Either party retains the right to terminate this Agreement, with or without cause, at any time, and will provide the other a written thirty (30) days notice of termination the other. No termination under this Article "Termination" or Article "Breach" shall prejudice BENTLEY's right to payment for work performed or expenses incurred prior to termination.

15. FORCE MAJEURE: Neither Pfizer nor BENTLEY shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be

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       deemed in breach of its  obligations,  if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or BENTLEY.

16. COMPLIANCE WITH LAWS: Both Pfizer and BENTLEY shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority in handling or disposing of the Compounds.

17. CHOICE OF LAW: This Agreement shall be construed in accordance with the laws of the State of New York.





AGREED:                                   AGREED:


BENTLEY PHARMACEUTICALS, INC.             PFIZER INC


By:    /s/ JAMES MURPHY                   By:    /s/ B.W. CUE
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Name:  James Murphy                       Name:  B.W. Cue
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Title: Chairman and CEO                   Title: V.P. of Pharmaceutical Science
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Date:  25 October 2001                    Date:  November 1, 2001
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